Exhibit 10.2
AMENDMENT NO. 1 TO LICENSE AGREEMENT

This AMENDMENT NO. 1 TO LICENSE AGREEMENT made as of August 12, 2020 (the “Amendment Date”) is made by and between MERCK SHARP & DOHME CORP., a New Jersey corporation (“Merck”) and Lumos Pharma, Inc. (“Lumos”), a Delaware corporation (this “Amendment”), pursuant to that certain License Agreement dated October 22, 2013, by and between Merck and Ammonett Pharma LLC, a limited liability company incorporated under the laws of Delaware (as may be further amended, restated, supplemented or otherwise modified after the date hereof, the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms by the Agreement. Lumos and Merck are each referred to herein as a “Party” and collectively, the “Parties”.

WHEREAS, Ammonett and Lumos entered into that certain Asset Purchase Agreement as of July 26, 2018, pursuant to which Lumos purchased from Ammonett, Ammonett’s right, title and interest in the Agreement and Lumos assumed from Ammonett, Ammonett’s obligations thereunder;

WHEREAS, Section 14.06 of the Agreement provides that the Agreement may not be altered, amended, changed, waived or added to except as reduced to writing and signed by an authorized officer of each Party;

WHEREAS, the Parties desire to make certain changes to the Agreement to clarify the Parties’ rights and obligations therein;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Amendment, the Parties agree as follows:

a.Certain Amendments.
i. Article I of the Agreement (Definitions) is hereby revised by including the following definition in the alphabetically appropriate location:
“Diagnostic Purposes” shall mean the use of Licensed Compound or Licensed Product for the diagnosis of any disease, disorder or condition in humans, including, but not limited to, use as a companion diagnostic or predictive enrichment marker, excluding any diagnosis of Autism Spectrum Disorders as defined in the Fifth Edition of the Diagnostic and Statistical Manual of Mental Disorders.
ii. Section 2.01(a) of the Agreement (License Grant – Development License) is hereby deleted in its entirety and replaced with the following:
“(a) Development License.
a.Exclusive License. A royalty bearing license in the Territory in the Field, with the right to grant sublicenses as provided herein, under the Compound

Patent Rights, which Compound Patent Rights license shall be exclusive (even as to Merck and its Affiliates, except as provided in Section 2.01(a)(ii) and Section 2.01(c)) to Develop, Manufacture, have Manufactured, use, import, export and Commercialize Licensed Compound and Licensed Product in the Field in the Territory during the Term.
b.Non-Exclusive License. A royalty bearing license in the Territory for Diagnostic Purposes, with the right to grant sublicenses as provided herein, under the Compound Patent Rights, which Compound Patent Rights license shall be non-exclusive to Develop, Manufacture, have Manufactured, use, import, export and Commercialize Licensed Compound and Licensed Product for Diagnostic Purposes in the Territory during the Term.”
iii. Section 2.01(b) of the Agreement (License Grant – Know-How License) is hereby deleted in its entirety and replaced with the following:
“(b) Know-How License.
a.Exclusive License. A royalty bearing exclusive license in the Territory in the Field, with the right to grant sublicenses as provided herein, to Merck Know-How to Develop, Manufacture, have Manufactured, use, import, export and Commercialize Licensed Compound and Licensed Product in the Field in the Territory during the Term.
b.Non-Exclusive License. A royalty bearing non-exclusive license in the Territory for Diagnostic Purposes, with the right to grant sublicenses as provided herein, to Merck Know-How to Develop, Manufacture, have Manufactured, use, import, export and Commercialize Licensed Compound and Licensed Product for Diagnostic Purposes in the Territory during the Term.”
iv. Section 2.01(c) of the Agreement (License Grant – Research License) is hereby deleted in its entirety and replaced with the following:
“(c) Research License. A license, co-exclusive with Merck and its Affiliates, with the with the right to grant sublicenses as provided herein, under the Compound Patent Rights and Merck Know-How to research, make, have made, use and import Licensed Compound and Licensed Product in the Field and for Diagnostic Purposes in the Territory during the Term for research use (“Research Use”). Research Use does not include any right to Commercialize Licensed Compound or Licensed Product in the Field.”
v. Section 2.02 (Non-Exclusive License Grant) is hereby deleted in its entirety and replaced with the following:
“Non-Exclusive License Grant. Merck hereby grants to Licensee a non-exclusive license in the Territory in the Field and for Diagnostic Purposes to any patent applications or patents owned or controlled by Merck that result from the exercise of its Research License under Section 2.01(c), but only to the extent said patent applications or patents (i) have claims specifically and solely covering

Licensed Compound and/or the Manufacture and/or use thereof and (ii) are reasonably necessary by Licensee for the Development or Commercialization of Licensed Compound as contemplated in the Development Plan, said non-exclusive license to Develop, Manufacture, have Manufactured, use, import, export and Commercialize Licensed Compound in the Field and for Diagnostic Purposes in the Territory during the Term in accordance with the Development Plan.”
vi. Section 2.05(d) (Sublicense Agreements) is hereby deleted in its entirety and replaced with the following:
“(d) may permit the sublicensee to grant further sublicenses and/or the right to enforce the Compound Patent Rights subject to Merck’s prior written consent for such further sublicense or right to enforce, such consent not to be unreasonably withheld;”
vii. Section 3.05 (Contract Sales Force) is hereby deleted in its entirety and replaced with the following:
“Contract Sales Force. Licensee shall not use the services of sales representatives employed by a Third Party as a contract sales force for Licensed Product (“Contract Sales Force”) without the prior written consent of Merck, such consent not to be unreasonably withheld; provided, that, in the event that Licensee enters into a Development or Commercial Arrangement with a Third Party during the Option Deferral Period, then such Third Party may hire a Contract Sales Force without the prior written consent of Merck.”
viii. Section 3.06 is hereby amended by adding a new section (c) containing the following:
“(c) In the event that either (i) Merck does not submit terms for a Development or Commercial Arrangement within 45 days after the delivery of the Option Notice or (ii) the Parties, despite negotiating in good faith for a period of sixty (60) days pursuant to Section 3.06(b) (or any mutually agreed upon extension), are unable to enter into a definitive agreement for such Development or Commercial Arrangement (each of (i) and (ii), an “Option Deferral Event”), then until the first anniversary of the date of such Option Deferral Event (the “Option Deferral Period”), Licensee may enter into a Development or Commercial Arrangement with any Third Party with respect to such Licensed Product in the Field without submitting a new Option Notice to Merck for each new Third Party relationship.”

b.Notices.
i. Section 14.07 (Notices) is hereby revised by deleting the address following “if to Licensee, to:” and replacing such addresses with the following:
if to Licensee, to:
Attn: General Counsel
Lumos Pharma, Inc.
4200 Marathon Blvd., Suite 200
Austin, TX 78756

         with a copy to, which shall not constitute notice:

Attn: Legal Department
Lumos Pharma, Inc.
2503 S. Loop Dr., Suite 5100
Ames, IA 50010

ii. Section 14.07 (Notices) is hereby revised by deleting the address following “if to Merck, to:” and replacing such addresses with the following:
if to Merck, to:
Merck Sharp & Dohme Corp.
2000 Galloping Hill Road
PO Box 539
Mailstop K-1-4161
Kenilworth, NJ 07033-1310
Attention: Senior Vice President, Business Development

and

Merck Sharp & Dohme Corp.
One Merck Drive, NK – 08889-0100
Whitehouse Station,
Attention: Office of Secretary
Email: Office.secretary@merck.com

c.Miscellaneous.
i. Effect of Amendment.  This Amendment shall modify and amend the Agreement to the extent, and only to the extent, expressly set forth herein (it being the intent of the Parties that all of the terms and provisions of the Agreement that are not expressly amended, modified, waived or replaced hereunder shall be unaltered and shall remain in full force and effect and that the execution, delivery and performance of this Amendment shall not operate as a waiver of or consent to any past, present or future breach of any provision of the Agreement).  From and after the Amendment Date, all references in the Agreement to “this Agreement,” “herein,” “hereunder,” and words of like import shall mean and refer to the Agreement as amended hereby.
ii. Captions.  Section 14.12 of the Agreement is hereby incorporated by reference mutatis mutandis.
iii. Counterparts.  Section 14.11 of the Agreement is hereby incorporated by reference mutatis mutandis.
iv. Severability.  Section 14.09 of the Agreement is hereby incorporated by reference mutatis mutandis.
v. Independent Relationship. Section 14.04 of the Agreement is hereby incorporated by reference mutatis mutandis.
vi. Governing Law; Dispute Resolution.  Section 14.02 (Governing Law) and Article XIII (Dispute Resolution) of the Agreement are hereby incorporated by reference mutatis mutandis.
vii. Amendment; Waiver.  Section 14.06 and Section 14.03 of the Agreement is hereby incorporated by reference mutatis mutandis.
viii. No Third Party Beneficiaries.  This Amendment shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Date.

MERCK SHARP & DOHME CORP.   LUMOS PHARMA, INC.

By: /s/Juanita Lee      By: /s/Richard Hawkins
Name: Juanita Lee      Name: Richard J. Hawkins
Title: Assistant Treasurer     Title: President and CEO